Exhibit 10.1

AMENDMENT

TO

SERVICES AGREEMENT

This AMENDMENT TO SERVICES AGREEMENT (“Amendment”) is entered into as of this 1st day of February 1, 2022, by and between LM FUNDING, LLC, a Florida limited liability company (“LMF”), and BLG Association Law, PLLC, a Florida professional limited liability company (“New BLG”) and successor in interest to BUSINESS LAW GROUP, P.A., a Florida professional association (“Old BLG”), (collectively, the “Parties”).  This Amendment amends the Agreement by and between Old BLG and LMF dated April 15, 2015, as amended (“Agreement”) and assigned to New BLG on February 1, 2022.

RECITALS

WHEREAS, on February 1, 2022, Old BLG assigned all of its assets to New BLG and New BLG has assumed all of the liabilities of Old BLG;

WHEREAS, LMF has conditioned its consent to the Assignment of the Agreement upon New BLG agreeing to the amended terms and conditions contained herein; and

WHEREAS, LMF and New BLG have agreed herein for New BLG to provide collection services to the Community Associations and in some cases to LMF, subject to the rules of professional conduct promulgated by the Florida Bar, and serve as Counsel as further defined in the Purchase Agreements (as defined herein). The legal services provided by New BLG to the Community Associations under this Agreement include assisting such clients with the collection of past due accounts from its Delinquent Unit owners;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, it is agreed that:

1. Recitals. The statements contained in the recitals set forth above (“Recitals”) are true and correct and the Recitals by this reference are made a part of this Agreement.  All defined terms not defined herein shall have the same meaning as set forth in the Agreement.

2. Commencement. Subject to and upon the terms and conditions set forth in this Amendment, this Amendment shall be deemed effective and relate back to February 1, 2022 (“Effective Date”).

3.  Amendment.  Section 5 of the Agreement is deleted in its entirety and amended and restated as follows:

5. Charges for Legal Services:

a) LMF shall pay to New BLG an engagement fee for each month in the amount of $53,000 which shall be earned upon receipt and non-refundable. Regardless of the operational and document preparation responsibilities, all units assigned to or originated by New BLG will have legal fees credited to New BLG. Prior to the commencement of work on a new matter, or a matter assigned to New BLG by LMF, or a matter originated by New BLG, whereby LMF is the guarantor/payor pursuant to a Purchase Agreement, and New BLG is, or may be seeking payment for its legal fees from LMF, New BLG shall advise LMF of its preferred course of action prior to the commencement of work by New BLG. At the time the course of action is determined by LMF, LMF and New BLG shall agree on the amount, type, and terms of payment for the services rendered. New BLG shall defer legal billing until such time a “Triggering Event” occurs. Triggering events are defined as the earlier of any of the following events:

i. A collection event occurs, which relieves all potential debtors from liability, otherwise concluding the representation;

ii. Obtainment of title by LMF or its assigns in a lien foreclosure action;

iii. Termination of the representation of New BLG by LMF; or

iv. Ongoing defense of a mortgage foreclosure, whereby LMF or its assigns are the unit owner.

b) Upon the occurrence of a Triggering Event wherein New BLG received no payment from the Delinquent Unit Owner, LMF shall pay to New BLG $700. These fees are exclusive of costs as further addressed in Section 6 of this Agreement.

c) If New BLG renders legal services that are not subject to the Purchase Agreements, the Community Associations will be responsible for paying BLG for said legal services and costs not subject to such Purchase Agreement, including those incurred in connection with any work performed by BLG on matters prior to the date this Agreement was executed by the Parties.

4. Notices. All notices or other communications required or permitted hereunder shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended or (b) delivered by registered mail, certified mail, courier service, or telecopier, return receipt received, to the following addresses:

If to BLG:	BLG Association Law, PLLC 1200 W. Platt St., Suite 1000 Tampa, FL 33606 Attn: Jacob Bair, Esq.

If to LMF:	LM Funding, LLC 1200 W. Platt St., Suite 1010 Attn: Bruce M. Rodgers, President

5. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement of the Parties with respect to its subject matter and supersedes any prior or contemporaneous agreement or understanding between the Parties. Unless otherwise agreed between us in writing, New BLG, LMF agree and consent to these terms. No change, amendment, supplement or modification of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto.

6. Counterparts. This Amendment may be executed in counterparts, each of which will constitute an original, and all of which will constitute one agreement.

7. Headings. The section headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of the terms and provisions hereof.

The undersigned hereby acknowledge that the Parties have executed and entered into this Agreement as of the Effective Date first written above.

LM FUNDING, LLC

[Bruce M. Rodgers]
Bruce M. Rodgers, President

BLG ASSOCIATION LAW, PLLC

[Jacob Blair]
Jacob Bair, Manager